UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                 Date of Report
                        (Date of Earliest Event Reported)
                                  May 13, 2005

                          Commission file number 1-7784

                                CENTURYTEL, INC.
             (Exact name of Registrant as specified in its charter)

                  Louisiana                               72-0651161
       (State or other jurisdiction of                   (IRS Employer
       incorporation or organization)                 Identification No.)

  100 CenturyTel Drive, Monroe, Louisiana                    71203
  (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code - (318) 388-9000


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Item 1.01  Entry into a Material Definitive Agreement

      On May 12, 2005, our shareholders approved the following plans:

      o    CenturyTel, Inc. 2005 Management Incentive Compensation Plan
      o    CenturyTel, Inc. 2005 Directors Stock Plan
      o    CenturyTel, Inc. 2005 Executive Officer Short-Term Incentive Program.

Each of these plans is discussed in our proxy statement dated April 1, 2005, which we filed on April 5, 2005 with the Securities and Exchange Commission.

      On May 13, 2005, we entered into a restricted stock agreement with each of our outside directors. Under each such agreement, the outside director received 3,256 restricted shares of common stock that vest in one-third increments on May 15, 2006, May 15, 2007 and May 15, 2008, respectively, unless vesting accelerates upon the director's death, disability or mandatory retirement or under the other circumstances set forth in the agreement. The awards are subject to forfeiture under certain specified circumstances.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      As described further in our above-described proxy statement, on May 12, 2005:

      o R. L. Hargrove, Jr., age 73, and Johnny Hebert, age 76, retired from our board of directors
      o    Gregory J. McCray was elected as a Class II director
      o    the size of our board of directors was reduced from 13 to 12.

Item 9.01  Financial Statements and Exhibits

      (a)  Financial statements of business acquired

                           None

      (b)  Pro forma financial information

                           None

      (c)  Exhibits

           10.1  CenturyTel, Inc. 2005 Management Incentive
                 Compensation Plan*
           10.2  CenturyTel, Inc. 2005 Directors Stock Plan*
           10.3 CenturyTel, Inc. 2005 Executive Officer Short-Term Incentive Program*
           10.4 Form of restricted stock agreement between us and each of our outside directors dated as of May 13, 2005**

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*     Incorporated herein by reference to our proxy statement filed with the
      Securities and Exchange Commission on April 5, 2005.

**    Filed herewith.

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CenturyTel, Inc.

Dated:  May 13, 2005                    By: /s/ Neil A. Sweasy
                                            ______________________
                                            Neil A. Sweasy
                                            Vice President and Controller